CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement Nos. 333-108997, 333-44034 and 33-47656 of The Procter & Gamble Company on Form
S-8 of our report dated September 26, 2005, appearing in this Annual Report on Form 11-K of the Procter & Gamble International Stock Ownership Plan for the year ended June 30, 2005.





/S/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
September 26, 2005
Cincinnati, Ohio